                    FOURTH AMENDMENT DATED DECEMBER 31, 2007
                                       TO
                             PARTICIPATION AGREEMENT

     The Participation Agreement made and entered into as of the 20th day of February, 1997, as amended by and among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc. and CUNA Mutual Life Insurance Company, is hereby amended as follows:

WHEREAS, effective as of December 31, 2007, CUNA Mutual Life Insurance Company, an Iowa mutual life insurance company, will merge with, and into CUNA Mutual Insurance Society, an Iowa mutual life insurance company; and

WHEREAS, in light of this merger, the parties desire to amend the Participation Agreement.

NOW THEREFORE, the parties do hereby agree as follows:

1. "CUNA Mutual Life Insurance Company" is hereby replaced throughout the Participation Agreement with "CUNA Mutual Insurance Society."

2. Schedules 1 and 2 to the Participation Agreement are hereby replaced with the attached Schedules 1 and 2.

3. All other terms and provisions of the Participation Agreement are not amended herein shall remain in full force and effect.

4.   The foregoing changes shall be effective as of December 31, 2007.

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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to the
Participation Agreement to be executed in its name and on its behalf by its duly authorized representative.

                                              CUNA MUTUAL INSURANCE SOCIETY
                                              By its authorized officer,


                                              By: /s/ Steven R. Suleski
                                                  ------------------------------
                                              Name: Steven R. Suleski
                                              Title: Vice President
                                              Date:


                                              OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                              By its authorized officer,


                                              By: /s/ Brian W. Wixted
                                                  ------------------------------
                                              Name: Brian W. Wixted
                                              Title: Treasurer
                                              Date: 12-12-07


                                              OPPENHEIMERFUNDS, INC.
                                              By its authorized officer,


                                              By: /s/ Christina Nasta
                                                  ------------------------------
                                              Name: Christina Nasta
                                              Title: VP
                                              Date: 12/12/07

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                                                         AS OF DECEMBER 31, 2007

                                   SCHEDULE 1

                 CUNA MUTUAL INSURANCE SOCIETY SEPARATE ACCOUNTS

CUNA Mutual Variable Life Insurance Account
CUNA Mutual Group Variable Annuity Account
CUNA Mutual Variable Annuity Account

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                                                         AS OF DECEMBER 31, 2007

                                   SCHEDULE 2

                     CUNA MUTUAL INSURANCE SOCIETY CONTRACTS
                COVERED BY SEPARATE ACCOUNTS LISTED IN SCHEDULE 1

CUNA Mutual Variable Annuity Account
     MEMBERS Variable Annuity Product

CUNA Mutual Variable Life Insurance Account
     MEMBERS Variable Universal Life Product
     MEMBERS Variable Universal Life II Product

CUNA Mutual Group Variable Annuity Account
     UltraSaver Group Annuity Product
     CU Pension Saver Group Annuity Product
     CU UltraSaver Group Annuity Product
     CU Select Pension Saver Group Annuity Product